UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 25, 2010 (January 29, 2009)
Commission File No. 001-34269
SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code)
713-432-0300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 29, 2009, Sharps Compliance Corp. (the “Company”) entered into a contract (the “U.S. Government Contract”) with the Department of Veterans Affairs to provide the Company’s Medical Waste Management System, or Sharps®MWMS™, to the VA. The total contract is valued at approximately $40.0 million and is expected to be executed over a five year period (one year plus four option years). The Company received a purchase order for $28.5 million for products and services to be provided during the first contract year of which $6.0 million was billed, in the aggregate, in the quarters ended March 31, 2009 and June 30, 2009, $11.0 million in the quarter ended September 30, 2009, $11.5 million in the quarter ended December 31, 2009 and $0.4 million in the quarter ended March 31, 2010. In January 2010, the Company was awarded the first option year (ending January 31, 2011) valued at $1.6 million and will be realized from February 1, 2010 through January 31, 2011. The remaining three option years are expected to be approximately $3 million per year as the program moves from the production phase to the maintenance phase. The above amounts are estimates only and are subject to change. The U.S. Government Contract is, as with all contracts or subcontracts involving the federal government, terminable, or subject to renegotiation, by the applicable governmental agency on 30 days notice, at the option of the governmental agency.
The above description of the U.S. Government Contract is qualified in its entirety by reference to the full text of the U.S. Government Contract filed as Exhibit 10.1 to this Current Report on Form 8-K.
The information contained in this Current Report on Form 8-K contains certain forward-looking statements and information relating to the Company and its subsidiaries that are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. When used in this Current Report on Form 8-K, the words “anticipate”, “believe”, “expect”, “estimate”, “project” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors, including without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, distribution networks, product introductions and acceptance, technological change, changes in industry practices, one-time events and other factors described herein. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, projected or intended. The Company does not intend to update these forward-looking statements.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Contract No. V797P-DSNS-9005 dated January 29, 2009 by and between the Department of Veterans Affairs and Sharps Compliance Corp.*

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
President

Dated: June 25, 2010

Index to Exhibits
10.1	Contract No. V797P-DSNS-9005 dated January 29, 2009 by and between the Department of Veterans Affairs and Sharps Compliance Corp.*

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.